Exhibit 10.2

CLIENT REFERRAL AND SOLICITATION AGREEMENT

This CLIENT REFERRAL AND SOLICITATION AGREEMENT (the “Agreement”) is made and entered into as of April 1, 2013 (“Effective Date”), by and among OBEX Securities LLC (“OBEX”), BioTime, Inc. (“BIOTIME”), and LifeMap Sciences, Inc. (“LIFEMAP”), a subsidiary or BIOTIME.

WHEREAS, each of BIOTIME and LIFEMAP desires OBEX to refer prospective investors to them; and

WHEREAS, OBEX desires to refer prospective investors to BIOTIME and LIFEMAP in consideration of the payment of referral fees by BIOTIME or LIFEMAP.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Appointment

BIOTIME and LIFEMAP hereby each appoint OBEX, and OBEX hereby accepts such appointment, to serve as a non-exclusive solicitor with respect to the introduction of OBEX Clients (as defined below) to BIOTIME and LIFEMAP upon the terms and conditions set forth herein.

2.	Services to be Performed by OBEX

(a)
OBEX shall use its reasonable efforts to solicit, refer and/or introduce to BIOTIME and LIFEMAP various institutions and individual persons (“Clients”).  OBEX shall solicit, refer, and introduce to BIOTIME and LIFEMAP only Clients as to whom OBEX has a reasonable basis for believing that the Client qualifies as an “accredited investor” as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission..

(i) OBEX shall provide BIOTIME and LIFEMAP with the name of each Client referred, a statement describing the reasonable basis upon which OBEX believes that the Client qualifies as an accredited investor, and such other information about the Client as BIOTIME or LIFEMAP may reasonably request.  If BIOTIME or LIFEMAP believes that a Client referred by OBEX is a person or entity, or controls or is controlled by or is under common control with a person or entity, already known to BIOTIME or LIFEMAP, or if BIOTIME or LIFEMAP do not wish to offer an investment opportunity to, or accept an investment proposal from, a Client, then BIOTIME or LIFEMAP shall so advise OBEX in writing (which may include an electronic communication such as email or facsimile transmission) and such Client shall be deemed an “Excluded Client” and OBEX shall not be entitled to receive a Referral Fee (as defined below) under this Agreement with respect to any investment in BIOTIME, LIFEMAP, or any of their respective subsidiaries made by such Excluded Client.  BIOTIME and LIFEMAP shall provide the written notification to OBEX referred to in the immediately preceding sentence within ten (10) business days after OBEX provides BIOTIME or LIFEMAP with the name and any and all other information about the Client requested by BIOTIME or LIFEMAP.  If BIOTIME does not provide such notice within ten (10) business days then BIOTIME or LIFEMAP shall be obligated to pay a Referral Fee with respect to any investment in BIOTIME or LIFEMAP, as applicable, by such Client within the period provided by this Agreement.

(ii) BIOTIME and LIFEMAP shall have the sole and absolute discretion to determine whether to accept or reject any investment from any Client introduced by OBEX.  Clients referred by OBEX, other than Excluded Clients, who subsequently make an investment in BIOTIME or LIFEMAP are referred to herein as (“Investor(s).”) Clients(s) and Investor(s) shall include any and all subsidiaries or separate funds that are controlled by or under common control  with the Client or Investor.

(b)
In the event that a Client does not invest in BIOTIME or LIFEMAP within two (2) years after the expiration or termination of this Agreement, OBEX shall not be entitled to the Referral Fee or any other compensation under this Agreement with respect to any subsequent investment by such Client in BIOTIME or LIFEMAP or any of their respective subsidiaries.  Nothing herein shall prevent OBEX from initially contacting a Client and supplying such Client with written marketing material prepared or approved by BIOTIME or LIFEMAP for the purpose of evaluating such Client’s interest in BIOTIME or LIFEMAP.

(c)
BIOTIME and LIFEMAP assume no liability, obligation, or responsibility with respect to OBEX’s qualification to offer or sell investments in  BIOTIME or LIFEMAP or any of their subsidiaries, or OBEX’s right to refer Clients to BIOTIME under the laws of the United States or any state or other jurisdiction.

3.	Compensation:

a.
Subject to subsections (b), (c), and (g) below, in consideration of OBEX’s services under this Agreement, BIOTIME or LIFEMAP shall pay to OBEX a referral fee equal to five percent (5%) of any investment amount paid to BIOTIME or LIFEMAP or any of their respective subsidiaries directly by an Investor (the “Referral Fee”). BIOTIME or LIFEMAP shall pay OBEX any Referral Fee payable hereunder within ten (10) business days of the date on which BIOTIME or LIFEMAP receives the investment from an Investor.  Each payment of the Referral Fee to OBEX shall be accompanied by a calculation of the amount thereof in reasonable detail prepared by BIOTIME or LIFEMAP, which, absent manifest error, shall be final and binding unless OBEX notifies BIOTIME or LIFEMAP within thirty (30) days after receipt of the Referral Fee that they dispute such calculation.

b.
No Referral Fee shall be payable under this Agreement with respect to any investment made by an Investor through any public offering of BIOTIME securities registered under the Securities Act of 1933, as amended (the “Securities Act”), unless OBEX solicits or introduces the Investor in connection with such offering.  If OBEX participates as an underwriter, member of an underwriting syndicate, placement agent, participating dealer, or sales agent in connection with such a public offering of BIOTIME securities and receives any underwriting discounts, commissions, or fees in that capacity under a separate agreement, no Referral Fee will be payable under this Agreement with respect to the sale of any securities to any Investor in such public offering.

c.
No Referral Fee shall be payable with respect to the sale of any securities by LIFEMAP in an initial public offering registered under the Securities Act.  With respect to any other public offering of LIFEMAP securities registered under the Securities Act, no Referral Fee shall be payable under this Agreement unless OBEX solicits or introduces the Investor in connection with such offering.  If OBEX participates as an underwriter, member of an underwriting syndicate, placement agent, participating dealer, or sales agent in connection with such a public offering of LIFEMAP securities and receives any underwriting discounts, commissions, or fees in that capacity under a separate agreement, no Referral Fee will be payable under this Agreement with respect to the sale of any securities to any Investor in such public offering.

d.
No Referral Fee shall be payable with respect to any purchase of any security issued by BIOTIME or LIFEMAP that was outstanding and held by a third party who is not an insider of BIOTIME or LifeMap at the time of purchase by a Client; provided, however, that subsections (b) and (c) of this Section 3 will apply to any such purchase or sale by an insider of BIOTIME or LIFEMAP.

e.
BIOTIME shall be obligated to pay and be liable for the payment of Referral Fees only with respect to investments made by Investors in BIOTIME and LIFEMAP or LIFEMAP subsidiaries.  LIFEMAP shall be obligated to pay and liable for the payment of Referral Fees only with respect to investments made by Investors in LIFEMAP and shall have no obligation or liability for the payment of any Referral Fee payable with respect to any investment in BIOTIME or any of BIOTIME’s subsidiaries other than itself.

f.
Notwithstanding the expiration or termination of this Agreement, the Referral Fee with respect to each investment by a Client or Investor, other than Excluded Clients referred by OBEX to BIOTIME or LIFEMAP under Section 2 of this Agreement, shall continue to be payable for a period of time from the date of investment not to exceed two years for BIOTIME and three years for LIFEMAP so long as BIOTIME (or its affiliates) and LIFEMAP (or its affiliates) continues to receive investments by a Client or Investor.  OBEX shall be responsible for any direct or indirect out-of-pocket expenses incurred in connection with their services under this Agreement.

g.
Notwithstanding anything contained herein to the contrary, BIOTIME and LIFEMAP shall not be required to pay any Referral Fee that would be in violation of any federal or state law or regulation or the rules of any self-regulatory organization.

4.	Termination

This Agreement shall remain in effect for a period of two years unless earlier terminated by any party by giving the other party one-hundred eighty (180) days prior written notice of such early termination.  BIOTIME’s and LifeMap’s obligation to pay Referral Fee pursuant to Section 3 above will continue notwithstanding the termination of this Agreement, provided that if the continuation of such payments would violate any applicable law or regulation, BIOTIME’s and LifeMap’s obligation to make such payments will cease.  The agreements set forth in Sections 3 shall survive the termination of this Agreement.

5.	Representations and Warranties of BIOTIME and LIFEMAP

(a)	BIOTIME represents and warrants to OBEX that:

(i)	BioTime is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated;

(ii)
this Agreement has been duly authorized, executed and delivered by BIOTIME and constitutes a valid and binding agreement of BIOTIME, enforceable against it in accordance with its terms, except as the same may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the rights of creditors generally;

(iii)	the person executing this Agreement on behalf of BIOTIME has full power and authority to do so;

(iv)	BIOTIME has all government and regulatory licenses, registrations and approvals, if any, required by applicable law to perform its obligations under this Agreement.

(b)	LIFEMAP represents and warrants to OBEX that:

(i)	LIFEMAP is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated;

(ii)
this Agreement has been duly authorized, executed and delivered by LIFEMAP and constitutes a valid and binding agreement of LIFEMAP, enforceable against it in accordance with its terms, except as the same may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the rights of creditors generally;

(iii)	the person executing this Agreement on behalf of LIFEMAP has full power and authority to do so;

(iv)	LIFEMAP has all government and regulatory licenses, registrations and approvals, if any, required by applicable law to perform its obligations under this Agreement.

6.	Representations and Warranties of OBEX:

(a)	OBEX hereby represents and warrants to BIOTIME and LIFEMAP that:

(i)	OBEX is duly organized, validly existing and in good standing as a limited liability company under the laws of the jurisdiction in which it is organized;

(ii)
this Agreement constitutes a valid and binding agreement of OBEX, enforceable against it in accordance with its terms, except as the same may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the rights of creditors generally;

(iii)	OBEX has all governmental and regulatory licenses, registrations and approvals, if any, required by applicable law to perform its obligations under this Agreement;

(iv)
OBEX is duly and validly registered as a broker-dealer with the Securities and Exchange Commission and in each state in which it is required to be so registered to do business as a broker-dealer under applicable state securities laws;

(v)
OBEX is not a person (i) subject to an order of the Securities and Exchange Commission (the “SEC”) pursuant to Section 203(f) of the Investment Advisers Act of 1940 as amended (the “Advisers Act”); (ii) convicted within the previous ten (10) years of any felony or misdemeanor involving conduct described in Section 203(e)(2)(A)-(D) of the Advisers Act; (iii) who has not been found by the SEC to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (4) or (5) of Section 203(e) of the Advisers Act; or (iv) subject to an order, judgment or decree described in Section 203(e)(3) of the Advisers Act;

(vi)
it is permissible under applicable federal and state laws and regulations and applicable self-regulatory organization rules, including FINRA rules and regulations, for OBEX to receive the Referral Fee;

(vii)
this Agreement has been duly authorized, executed and delivered by OBEX and constitutes a valid and binding agreement of OBEX, enforceable against it in accordance with its terms, except as the same may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the rights of creditors generally;

(viii)	the person executing this Agreement on behalf of OBEX has full power and authority to do so; and

(ix)	OBEX is a member in good standing of FINRA.

7.	Covenants:

OBEX hereby covenants and agree that:

(a)
it shall undertake to perform its duties under this Agreement in a manner consistent with the instructions of BIOTIME and the provisions of (i) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including Regulation D; (ii) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (iii) the Advisers Act and the rules promulgated thereunder, including without limitation, Rule 206(4)-3; and (iv) applicable state securities or blue sky laws and the rules and regulations promulgated thereunder.

(b)
OBEX shall promptly notify BIOTIME if there is any change at any time with respect to any representations, warranties or information contained herein and to provide BIOTIME with such further information as it may reasonably request with respect to any such change.

(c)
OBEX shall not (i) use or deliver to any Client any information about BIOTIME or LIFEMAP, including but not limited to the financial condition, results of operations, business, operations, research or development programs, products, contracts, or management of BIOTIME or LIFEMAP or of any subsidiary of BIOTIME or LIFEMAP except for such information as may be provided by BIOTIME or LIFEMAP or approved in writing by BIOTIME or LIFEMAP for disclosure to one or more OBEX Clients; (ii) make any representation or statement of fact concerning the matters described in clause (i) of this paragraph; or (iii) solicit any Client or any other person or entity through any general solicitation or advertisement with respect to a prospective investment in BIOTIME or LIFEMAP or in any of their respective subsidiaries, or with respect to the purchase of any security issued or proposed to be issued by BIOTIME or LIFEMAP or by any of  their respective subsidiaries; or (iii) engage, directly or indirectly, in any short-sale or recommend that any person or entity engage in any short-sale of BIOTIME common shares or other equity securities.

8.	Confidentiality:

OBEX, on the one hand, and BIOTIME and LIFEMAP on the other hand, acknowledge that in the course of their dealings under this Agreement, they may become acquainted with the other party’s confidential and proprietary information and materials concerning the other party’s business and operations.  OBEX Client list and information provided by OBEX regarding its Investors and Clients (including also Excluded Clients) shall be deemed to be OBEX’s confidential information.  BIOTIME’s and LIFEMAP’s respective financial records, marketing materials, accounting records, financial projections, research and development activities and plans, product development and marketing plans, contracts, and customer information is deemed to be confidential and proprietary information of BIOTIME or LIFEMAP.  BIOTIME and LIFEMAP shall not disclose or make use of OBEX’S confidential and proprietary information without the prior written consent of OBEX, except for other purposes related to an Investor’s status as a shareholder.  OBEX shall not disclose or make use of BIOTIME’s or LIFEMAP’s confidential and proprietary information without the express prior written permission of BIOTIME or LIFEMAP; provided however, that OBEX may use such information for the purpose of purchasing from BIOTIME or LIFEMAP any securities offered to Clients of OBEX in a private placement.  This provision shall survive the termination of this Agreement.  The parties agree that if this section is violated, the party whose confidential and proprietary information is wrongfully disclosed or used shall be entitled to injunctive relief, in addition to other remedies permitted by law to enforce the terms of this Section 8.

9.	Independent Contractor:

The parties hereto each agree that the services performed by OBEX under this Agreement shall be exclusively in the capacity of an independent contractor.  Nothing contained in this Agreement shall be deemed to create a joint venture, partnership or an employer-employee relationship.  OBEX is not the agent of BIOTIME or LIFEMAP and shall not have any right or authority to create any obligations of any kind on behalf of BIOTIME or LIFEMAP, and shall not have any authority to bind BIOTIME or LIFEMAP to any contract, agreement or obligation, and shall make no representation to any third party to the contrary.

10.	Notices:

All communications and notices required or permitted under this Agreement shall be in writing and sent by certified mail, postage prepaid, return receipt requested, next business day air delivery service, or FAX to the following addresses (or to such other addresses for notice as may be given to the other party from time to time) and shall be deemed delivered(i) four days after being deposited in the United States mail if sent by certified mail, (ii) the next business day if sent by next business day delivery service, or upon receipt if sent by FAX.

If to BIOTIME:

BioTime, Inc.
1301 Harbor Bay Parkway
Alameda, California 94502
Attention:  Chief Financial Officer
FAX:  (510) 521-3389

If to LIFEMAP:
LifeMap Sciences, Inc.
1020 Plain Street, Suite 290
Marshfield, MA 02050
Attention:  Chief Operating Officer
FAX: (781) 826-7609

If to OBEX:

OBEX Securities LLC:

Chief Compliance Officer
1865 Palmer Avenue
Suite 208
Larchmont, N.Y. 10538
Fax:   (914) 833-7954

11.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Any dispute hereunder shall be submitted to binding arbitration to be conducted in accordance with the rules of the American Arbitration Association, which arbitration shall take place in the State of New York.

12.	Entire Agreement; Amendments; Assignment

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.  This Agreement shall not be amended, nor shall any provision of this Agreement be considered modified or waived, unless evidenced by the written consent of the party or parties against whom enforcement is sought.  This Agreement may not be assigned, nor may any obligation hereunder be transferred or delegated, by either party without the prior written consent of the other parties, but which approval for assignment by either party will not be unreasonably withheld.  All terms, privileges and obligations set forth in this Agreement as it relates to OBEX or BIOTIME or LIFEMAP shall apply to any assignee.

13.	Indemnification

(a)
OBEX hereby agree to indemnify and hold BIOTIME and LIFEMAP and their respective affiliates, officers, directors, employees, and agents (collectively, the "BIOTIME Indemnitees") harmless from any loss, damage, liability or expense, including reasonable attorneys' fees and other legal expenses, to which any of the BIOTIME Indemnitees may become subject arising out of or relating to any act or omission by OBEX (or any of its officers, members, employees or persons connected or associated with OBEX) which is or is alleged to be a violation of any applicable statutes, laws or regulations or is a result of OBEX’s fraud, gross negligence, willful misconduct or breach of this Agreement.

(b)
BIOTIME hereby agrees to indemnify and hold OBEX and their respective affiliates, members, officers, directors, employees and agents (collectively, the "OBEX Indemnitees") harmless from any loss, damage, liability or expense, including reasonable attorneys' fees and other legal expenses, to which any of the OBEX Indemnitees may become subject arising out of or relating to any act or omission by BIOTIME or any of its officers, directors, or employees  in connection with the offer or sale of any securities issued by BIOTIME to an Investor which is or is alleged to be a violation of any applicable statutes, laws or regulations or is a result of the BIOTIME’s fraud, gross negligence, willful misconduct or breach of this Agreement.

(c)
LIFEMAP hereby agrees to indemnify and hold OBEX and their respective affiliates, members, officers, directors, employees and agents (collectively, the "OBEX Indemnitees") harmless from any loss, damage, liability or expense, including reasonable attorneys' fees and other legal expenses, to which any of the OBEX Indemnitees may become subject arising out of or relating to any act or omission by LIFEMAP or any of its officers, directors, or employees in connection with the offer or sale of any securities issued by LIFEMAP to an Investor which is or is alleged to be a violation of any applicable statutes, laws or regulations or is a result of LIFEMAP’s fraud, gross negligence, willful misconduct or breach of this Agreement.

(d)
Each of the OBEX Indemnitees, BIOTIME Indemnitees, and LIFEMAP Indemnities are referred to in this paragraph as an “Indemnified Person.”  The party obligated under this Section 13 to indemnify the Indemnified Person is referred to in this paragraph as the “Indemnifying Party.”  Promptly after receipt by an Indemnified Person of notice of the commencement of any action, claim, proceeding or investigation as to which the Indemnified Person is entitled to indemnification under this Section (an “Action”), such Indemnified Person, if a claim in respect thereof is to be made against the Indemnifying Party under this Section 13, will notify the Indemnifying Party of the commencement of the Action, but the omission to so notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Person under this Section 13  unless the Indemnifying Party has been substantially prejudiced in asserting, or shall have lost the right to assert, a legal defense by such omission.  The Indemnifying Party will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such Indemnified Person.  The Indemnified Person will have the right to employ separate counsel in any such Action and to participate in the defense thereof but the fees and expenses of such counsel will be at the expense of the Indemnified Person if the Indemnifying Party has assumed the defense of the Action with counsel reasonably satisfactory to the Indemnified Person, provided, however, that if the Indemnified Person shall be requested by the Indemnifying Party to participate in the defense of an Action or shall have concluded in good faith in consultation with counsel and specifically notified the Indemnifying Party either that there may be specific defenses available to it which are different from or additional to those available to the Indemnifying Party or that material remedies are being sought against it other than money damages, then the counsel representing it, to the extent made necessary by such defenses or damage claims, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the Indemnifying Party.  No settlement of any Action against an Indemnified Person will be made without the consent of the Indemnified Person, which consent shall not be unreasonably withheld or delayed in light of all factors reasonably of importance to such party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BioTime, Inc.

By:	s/Michael West
Name/Title:	Michael West, Chief Executive Officer

LifeMap Sciences, Inc.

By:	s/Kenneth Elsner
Name/Title:	Kenneth Elsner, Chief Operating Officer

OBEX Securities LLC

By:	s/Alice M. Roony
Name/Title:	Chief Financial Officer/Chief Operating Officer